UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2016

KLR ENERGY ACQUISITION CORP.

 (Exact name of registrant as specified in its charter)

Delaware	001- 37712	47- 5500436
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

811 Main Street 18th Floor Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 654-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 28, 2016, KLR Energy Acquisition Corp. (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the holders of the Company’s units (the “Units”) may elect to separately trade the shares of Class A Common Stock and warrants included in the Units commencing on or about March 29, 2016. Each Unit consists of one share of Class A Common Stock, par value $0.0001 per share (“Share”) and one warrant to receive one share of Class A common stock at a price of $11.50 per share, subject to adjustment (“Warrant”). Those Units not separated will continue to trade on the NASDAQ Capital Market under the symbol “KLREU,” and each of the Shares and Warrants will trade separately on the NASDAQ Capital Market under the symbols “KLRE” and “KLREW,” respectively. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the holders’ Units into Shares and Warrants.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Exhibit

99.1	Press Release of KLR Energy Acquisition Corp., dated March 28, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2016

KLR ENERGY ACQUISITION CORP.

By:	/s/ Gary C. Hanna
Name: Gary C. Hanna
Title: Chief Executive Officer